Exhibit 10.1

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is entered into and effective as of November 26, 2019 (the “Effective Date”), by and between Canfield Medical Supply, Inc., a Colorado corporation (the “Company”), and [ ] (“Optionee”).

RECITALS

A.    The Company has adopted resolutions to provide equity-based compensation incentives in the form of options to purchase shares of the Company’s common stock in order to motivate, reward and retain personnel and to further align the interests of the personnel with those of the stockholders of the Company.

B.    Optionee is a member of the board of directors of the Company eligible to receive stock option, and upon executing a Notice of Exercise, as defined in Section 4 below, to purchase shares of the Company.

C.    The Company desires to grant to Optionee a stock option to purchase shares of common stock of the Company and the Optionee is willing to accept such option, upon terms and conditions set forth in this Agreement.

D.    The option set forth in this Agreement is intended to be a non-qualified stock option, not entitled to benefits offered by a qualified option under Section 422 of the Internal Revenue Code.

E.     The option is not issued under any award plan, other than resolution of the board of directors authorizing the option and the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Company and the Optionee certify and agree as follows:

1.       Incorporation of Recitals. The Recitals set forth at the beginning of this Agreement are deemed incorporated herein, and the parties hereto represent they are true, accurate and correct.

2.       Grant of the Right to Purchase Stock. For value received, the Company hereby grants to Optionee, and Optionee is entitled to, upon the terms and subject to the conditions set forth in this Agreement, an option (the “Option”) to purchase from the Company, at Optionee’s option, [ ] shares of common stock (the “Shares”) of the Company at the exercise price $0.55 per share (the “Exercise Price”).

3.       Exercise Period. The Option may be exercised with respect to all or a portion of the vested Shares, and shall be exercisable during the term of the Option which expires at 5 p.m. Colorado time on November 26, 2024 (the “Expiration Date”), after which this Option shall terminate as to any unexercised portion hereof.

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4.       Exercise of the Purchase Rights. Subject to this Agreement, the purchase rights set forth in this Agreement are exercisable by Optionee at any time prior to the expiration of the applicable term set forth in Section 3, by tendering to the Company at its principal office a notice of exercise in the form attached to this Agreement as Exhibit A (the “Notice of Exercise”), duly completed and executed, together with a cashier’s check or wire transfer (or other mode of payment acceptable to the Company) in the amount of the aggregate purchase price of the Shares to be purchased, together with all applicable transfer taxes, if any. Upon receipt of the Notice of Exercise and the payment of the purchase price therefore, the Company shall issue, or cause to be issued, to Optionee a share certificate for the number of Shares purchased.

5.       Reservation of Shares. The Company shall at all times have authorized and reserved a sufficient number of shares of its common stock to provide for the exercise of the rights to purchase the Shares as provided in this Agreement.

6.       No Rights as Shareholder. This Agreement does not entitle Option holder to any voting rights or other rights as a shareholder of the Company prior to and only to the extent that Optionee exercises his purchase rights under this Agreement.

7.       Adjustments of Option Price and Number of Shares. The number of Shares issuable upon exercise of the Option forth in this Agreement and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

(a)       Adjustment for Reclassification, Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Option) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Optionee of this Option, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which Optionee would have been entitled upon such consummation if Optionee had exercised this Option immediately prior thereto, all subject to further adjustment as provided in paragraph (b) hereof; in such case, the terms of this Section 7(a) shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Option after such consummation.

(b)       Adjustment for Stock Splits, Stock Dividends, Recapitalization, etc. The Exercise Price of this Option and the number of Shares issuable upon exercise of this Option shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding Shares that occurs after the date of this Agreement.

8.       Other Adjustments. Except as provided in Section 7, no adjustment on account of dividends or other distributions on common stock as the case may be, will be made upon the exercise hereof.

9.       No Fractional Shares. No fractional shares of common stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of common stock on the date of exercise, as determined in good faith by the Company’s board of directors.

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10.       Restricted Securities; Piggyback Registration Rights.

(a)       The Shares issued pursuant to the exercise of the Option or portion thereof, unless registered pursuant to Section 10(b), will not be registered, be deemed restricted securities and bear appropriate federal securities legend.

(b)       If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (“Securities Act”), other than in respect of an initial public offering, for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the common stock issuable on exercise of the Option for sale to the public), at each time it will give written notice at the applicable address of record to the Optionee of its intention to do so. Upon the written request of the Optionee, given within twenty (20) days after receipt by the Optionee of the notice, the Company will, subject to the limits contained in this Section 10, use its reasonable commercial efforts to cause all of the shares of common stock issuable on exercise of the Option (“Registrable Shares”) to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Shares; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including shares of common stock held by the Optionee) to a number deemed satisfactory by such managing underwriter. The reduction of the shares held by the Selling Stockholders will be done on a pro rata basis.

(c)       The expenses of registering the Registrable Shares for the Optionee will be borne by the Company. The Optionee will bear the expenses of the sale of the Registrable Shares.

11.       Tax Issues. Optionee acknowledges that the Company has given Optionee no tax advice regarding this Agreement, the Options, or their exercise.

12.       Release. By signing below, Optionee, on behalf of himself or herself, his or her successors and assigns, hereby releases and forever discharges the Company and the present and former officers, directors, shareholders, employees, agents and attorneys of each of them from any and all actions, causes of action, damages, judgments, liabilities, obligations and claims whatsoever, in law or in equity, whether known or unknown, relating to, and covenants not to sue based on, any and all of the Company’s commitments made by the Company prior to the date hereof to issue Optionee stock options or other equity incentives.

13.       Compliance with Laws and Regulations.

(a)       The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this Agreement unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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(b)       In connection with the exercise of this Option, Optionee will execute and deliver to the Company such representations in writing as may be requested by the Company that it may comply with the applicable requirements of federal and state securities laws.

14.       Miscellaneous.

14.1       Governing Law. This Agreement is deemed to be made in Denver, Colorado and it shall be construed exclusively in accordance with and governed in all respects by the laws of the State of Colorado.

14.2       Entire Agreement. This Agreement constitutes the final, complete and exclusive agreement between the parties pertaining to the subject of this Agreement, and supersedes all prior and contemporaneous agreements. None of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Any changes or supplements to this Agreement must be in writing and signed by both of the parties.

14.3       Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and permitted assigns. Any assignment of the Option by Optionee shall be subject to terms of this Agreement and the assignee agreeing to all of the representations, warranties and covenants contained herein.

14.4       Notices, Etc. All notices, requests, demands or other communications that are required or permitted under this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party or three (3) days after being deposited in the United States mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

The “Company”:	Canfield Medical Supply, Inc.
4120 Boardman-Canfield Road
Canfield, Ohio 44406
Attention: Chief Financial Officer

“Optionee”:	See Exhibit B

14.5       No Rights Conferred. Nothing contained in this Agreement shall confer upon Optionee any right with respect to the continuation of his or her employment or other service with the Company or its subsidiaries or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Optionee’s employment or other service.

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14.6       Severability. In the event that any one or more of the provisions contained in this Agreement or in any other document referenced in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document.

14.7       Time is of the Essence. Time is of the essence in construing each provision of this Agreement.

14.8       Interpretation. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. The parties acknowledge that each party has reviewed and revised, or have had an opportunity to review and revise, this Agreement. Therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

14.9       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A faxed signature shall be as valid as an originally executed signature.

IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the Effective Date.

Canfield Medical Supply, Inc.,

By:
John Matthias Lepo, Chief Executive Officer and Chief Financial Officer

Optionee

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Exhibit A

Notice of Exercise

To:	Chief Financial Officer
Canfield Medical Supply, Inc.

(1)       The undersigned Optionee (“Optionee”) hereby elects to purchase ____________________ (_______) shares of the common stock of Canfield Medical Supply, Inc., a Colorado corporation (the “Company”), pursuant to the terms of the Option Agreement dated as of November 26, 2019 (the “Option Agreement”) between the Company and Optionee, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

___________________________________

(Name)

___________________________________

(Address)

OPTIONEE

By: ________________________________

Name: ______________________________

Date: _______________________________

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Exhibit B

Option Terms

Effective Date:	November 26, 2019

Optionee (including address):

Number of Shares:	[ ]

Vesting Provisions:	None

Exercise Price:	$0.55 per share.

Expiration Date:	5 p.m. Denver, Colorado time on November 26, 2024.

Other:

IN WITNESS WHEREOF, the parties agree to the terms shown on this Exhibit B.

Canfield Medical Supply, Inc.,

By:
John Matthias Lepo, Chief Executive
Officer and Chief Financial Officer

Optionee

________________________________

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